U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                      FORM 8-K


                                    CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): January 6, 2003


                                  EVERLERT, INC.
                (Exact name of registrant as specified in its charter)


                                        Nevada
           (State or jurisdiction of incorporation or organization)


                                         0-28177
                                 (Commission File Number)


                                        91-1886117
                       (I.R.S. Employer Identification Number)


          1201 East Warner Avenue, Santa Ana, California         92705
          (Address of principal executive offices)            (Zip Code)


                  Registrant's telephone number:  (714) 966-0710



           (Former name or former address, if changed since last report)


ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

At a meeting of the Board of Directors of the Registrant held on January 6, 2003, the following individuals were appointed to serve as directors, James H. Alexander, Edward Fowler, Daniel Shaver, and David Paulson. The appointment of these individuals to the Board of Directors is to be effective as of August 27, 2002.

Messers. James J. Weber and Jerry G. Hilbert both of whom previously served on the Board of Directors of the Registrant resigned. Messers. Weber and Hilbert did not resign as a result of a disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices.

At the meeting, the Board of Directors named the following individuals to serve as executive officers of the Registrant: James
H. Alexander, President; and Edward Fowler, Secretary/Treasurer.


                                       SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 Everlert, Inc.



Dated: January 7, 2003                           By: /s/ James H. Alexander
                                                 James H. Alexander, President